UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 13, 2011

M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) Compensatory Arrangements of Certain Officers

The Board of Directors of M.D.C. Holdings, Inc. (the “Company”) has obtained the agreement of Larry A. Mizel, Chief Executive Officer, and David D. Mandarich, Chief Operating Officer, to voluntarily waive a portion of their bonus opportunity for the 2011 fiscal year under the shareholder approved Amended Executive Officer Performance-Based Compensation Plan, as amended.

On October 13, 2011, Messrs. Mizel and Mandarich agreed that, in the event the Performance Goal for the 2011 fiscal year is achieved, both the cash bonus ($2.5 million) and the restricted stock award (60,000 shares) due under the Performance Goal award for the 2011 fiscal year shall be reduced by fifty percent (50%).

The Waiver Agreement is filed herewith and is incorporated by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description

Exhibit 10.1	Waiver Agreement among M.D.C. Holdings, Inc., Larry A. Mizel and David D. Mandarich, dated as of October 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.

Dated: October 13, 2011	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Waiver Agreement among M.D.C. Holdings, Inc., Larry A. Mizel and David D. Mandarich, dated as of October 13, 2011.